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Exhibit 5.3

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-33424

404-881-7000
www.alston.com

August 6, 2015

Transocean Partners LLC
Transocean RIGP DCL LLC
Transocean RIGP DD3 LLC
Transocean RIGP DIN LLC
Deepwater House
Kingswells Causeway
Prime Four Business Park
Aberdeen, AB15 8PU
Scotland
United Kingdom

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel to Transocean Partners LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the "Company"), and Transocean RIGP DCL LLC, Transocean RIGP DD3 LLC and Transocean RIGP DIN LLC, each a limited liability company organized under the laws of the State of Delaware and a majority owned subsidiary of the Company and each a guarantor of Debt Securities (as defined herein) (the "Subsidiary Guarantors," and together with the Company the "Transocean Entities"), in connection with the filing by the Transocean Entities and other subsidiaries of the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This opinion letter is being furnished to you at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of the Commission's Regulation S-K.

        The Registration Statement relates to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities:

  1.
  common units of the Company (the "Common Units"), each representing limited liability company interests in the Company and including those initially issuable upon exercise, settlement, exchange or conversion of other Securities that are exercisable or exchangeable for or convertible into Common Units;

  2.
  other classes of units of the Company (the "General Units"), each representing limited liability company interests in the Company and including those initially issuable upon exercise, settlement, exchange or conversion of other Securities that are exercisable or exchangeable for or convertible into General Units (together with the Common Units, the "Units");

  3.
  debt securities of the Company, which may be either senior or subordinated, including Debt Securities that are exchangeable for or convertible into Units (the "Debt Securities");

  4.
  guarantees by one or more of the Subsidiary Guarantors of payments of the principal of, and any premium and interest on, one or more series of the Debt Securities (the "Guarantees");

Transocean Partners LLC
Transocean RIGP DCL LLC
Transocean RIGP DD3 LLC
Transocean RIGP DIN LLC
August 6, 2015

  5.
  guarantees by one or more other subsidiaries of the Company of payments of the principal of, and any premiums and interest on, one or more securities of the Debt Securities (together with the Units, the Debt Securities and the Guarantees, the "Primary Securities"); and

  6.
  a total of 21,254,310 Common Units owned by Transocean Ltd., an affiliate of the Company, as the selling securityholder named in the Registration Statement (together with the Primary Securities, the "Securities").

        The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement (each a "Prospectus Supplement"). Each series of Debt Securities, together with any related guarantees, is to be issued pursuant to an indenture, as amended or supplemented from time to time, between the Company and a trustee to be appointed by the Company, with such indenture is to be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document subsequently filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference.

        In rendering the opinions set forth below, we have considered such matters of law and of fact, and have examined and relied upon such records and documents of the Transocean Entities, including, without limitation, the organizational documents of the Transocean Entities, resolutions adopted by the members, boards of managers or directors or other governing bodies (including duly authorized committees thereof) or controlling entities of the Transocean Entities, the form of indenture filed as an exhibit to the Registration Statement, certificates of officers and other representatives of the Transocean Entities and certificates of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. In such examinations, we have assumed the genuineness of all signatures, the legal competence of all natural persons who execute any documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or telefacsimile copies, and the proper issuance and accuracy of certificates of public officials and officers and agents of the Company and the Subsidiary Guarantors. Except to the extent expressly set forth herein, we have made no independent investigation with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

        We have assumed with your permission that (i) the Registration Statement (including any post-effective amendment) shall have become effective under the Securities Act and that the Primary Securities will be offered and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ii) the Company at the time of sale of any Units or Debt Securities by it, and each Subsidiary Guarantor at the time of issuance of any Guarantee by it, will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions, with the limited liability company power and authority to issue such Units, Debt Securities or Guarantees and to enter into all requisite agreements in connection therewith; (iii) all Units and Debt Securities issuable by the Company, including all Units and Debt Securities issuable upon exercise, settlement, exchange or conversion of any other Units or Debt Securities being offered, will have been duly authorized, established and reserved for issuance (as appropriate); and (iv) an indenture with respect to any Debt Securities and any related Guarantees offered and a purchase, underwriting or similar agreement with respect thereto will have been duly authorized and validly executed and delivered by the Company and any Subsidiary Guarantor, as applicable, and the other parties thereto. Further, to the extent that the obligations of the Company or any Subsidiary Guarantor under any indenture may depend upon such matters, we have assumed with your permission that at the time of execution thereof: (v) the trustee

Transocean Partners LLC
Transocean RIGP DCL LLC
Transocean RIGP DD3 LLC
Transocean RIGP DIN LLC
August 6, 2015

will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (vi) the trustee will have the requisite organizational and legal power and authority to perform its obligations under the indenture; (vii) the indenture will have been duly authorized, executed and delivered by the Company or Subsidiary Guarantor, as applicable, and by the trustee and will constitute the valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms; and (viii) the trustee will be in compliance, with respect to acting as a trustee under the indenture, with all applicable laws and regulations.

        We express no opinion herein with regard to any laws other than (i) the Delaware Limited Liability Company Act and (ii) the laws of the State of New York as they relate to the enforceability of documents, agreements and instruments referred to herein, which in all cases are normally applicable in our experience to transactions of the type contemplated by the Registration Statement.

        This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in numbered paragraphs 1 and 2 below. We note specifically that the Debt Securities and the Guarantees may be issued from time to time on a delayed or continuous basis, and our opinions expressed herein are limited to the applicable laws, including the related rules and regulations, in effect on the date hereof. We undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

          1.    Debt Securities.    When (a) appropriate limited liability company action has been taken by the Company to authorize the form and terms of any series of Debt Securities and to approve the issuance and terms of the offering of the Debt Securities and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) any such Debt Securities have been duly authenticated in accordance with the applicable indenture and such Debt Securities have been issued (i) in accordance with the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon exercise, settlement, exchange or conversion of any Units or other Debt Securities in accordance with the terms thereof or the related governing instrument providing for such exercise, settlement, exchange or conversion as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors for the Company Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally and to the limitation that the enforceability thereof (including by means of specific performance) may be subject to certain equitable defenses and to the discretion of the court before which proceedings may be brought, including traditional equitable defenses such as waiver, laches and estoppel; good faith and fair dealing; reasonableness; materiality of the breach; impracticability or impossibility of performance; and the effect of obstruction or failure to perform

Transocean Partners LLC
Transocean RIGP DCL LLC
Transocean RIGP DD3 LLC
Transocean RIGP DIN LLC
August 6, 2015

or otherwise act in accordance with an agreement by any person other than the obligor thereunder (regardless of whether considered in a proceeding in equity or at law) (the "Bankruptcy and Equity Exception").

          2.    Guarantees.    When (a) appropriate limited liability company action has been taken by a Subsidiary Guarantor to authorize the form and terms of any series of Guarantees by such Subsidiary Guarantor and to approve the issuance and terms of the offering of such Guarantee and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor and (b) such Guarantee has been issued in accordance with the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the members, board of managers or other governing body (including duly authorized committees thereof) or controlling entities, as applicable, of such Subsidiary Guarantor, then, upon the happening of such events, such Guarantees will be validly issued and will constitute valid and binding obligations of such Subsidiary Guarantor, subject to the Bankruptcy and Equity Exception.

        The opinions expressed above are also subject to the following:

  (i)
  The possible unenforceability of provisions requiring indemnification for violations of the securities laws;

  (ii)
  The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

  (iii)
  The effect of course of dealing, course of performance or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement;

  (iv)
  The possible unenforceability of provisions that determinations by a party or a party's designee are conclusive or deemed conclusive in the absence of commercial reasonableness or good faith;

  (v)
  The possible unenforceability of provisions permitting modifications or amendments of an agreement only in writing; and

  (vi)
  The possible unenforceability of provisions that the provisions of an agreement are severable.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP
By:	/s/ M. HILL JEFFRIES M. Hill Jeffries, A Partner

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  Exhibit 5.3